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                                                                    EXHIBIT 23.2

                             CONSENT OF ERNST & YOUNG LLP

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Long-Term Incentive and Stock Option Plan and 1996 Non-Employee Director Stock Option Plan of Nutrition Medical, Inc. for the registration of 900,000 shares of common stock of our report dated January 22, 1997, with respect to the financial statements of Nutrition Medical, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1996.


                                                 /s/ Ernst & Young LLP


Minneapolis, Minnesota
September 23, 1997


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